EXHIBIT 10.3

                      PENSION PLAN JOINT ACCOUNT AGREEMENT

      This PENSION PLAN JOINT ACCOUNT AGREEMENT (this "Agreement") dated as of this _____ day of __________, 2005, is made and entered into by and among OMAHA HOLDINGS CORP., a Delaware corporation (the "Buyer"), and the parties identified in Exhibit "A" attached hereto (the "Sellers").

                                    RECITALS

      WHEREAS, pursuant to a Share Purchase Agreement dated as of July ____, 2005, by and between Sellers and Buyer (the "Purchase Agreement"), Sellers (along with one other shareholder not a party to this Agreement, namely the North Texas Steel Company, Inc., Pension Plan (the "Plan")) have agreed to sell and Buyer has agreed to purchase all outstanding shares of common stock of North Texas Steel Company, Inc. (the "Company"), all in accordance with the terms and conditions of the Purchase Agreement;

      WHEREAS, Sections 1.3(b) and 5.16 of the Purchase Agreement provide that, at the Closing (as defined in the Purchase Agreement), Buyer shall deliver to an agency account established under the terms of a Pension Plan Joint Account Agreement, the sum of ONE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,350,000.00) (the "Pension Plan Joint Account Deposit");

      WHEREAS, this is the Pension Plan Joint Account Agreement contemplated by the above referenced sections of the Purchase Agreement; and,

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt of which are hereby acknowledged, it is agreed as follows:

                                   AGREEMENTS

      1. Pension Plan Joint Account Deposit. Upon the execution of this Agreement, there shall be jointly established by Buyer and Seller's Representative (as hereinafter identified in Section 3) with The Frost National Bank ("Frost") a custodial agency agreement (the "Frost Bank Agency Agreement"), in a form substantially as attached hereto as Exhibit "B", which shall be styled and maintained as, and in the name of, the "North Texas Steel/Omaha Holdings Pension Plan Agency" (the "Frost Bank Agency Account") into which there shall be deposited the Pension Plan Joint Account Deposit. Throughout the term of this Agreement, the Pension Plan Joint Account Deposit, less any amounts distributed therefrom during the term of this Agreement under Paragraph 2 hereof, shall be maintained as a part of the Frost Bank Agency Account. Buyer and Seller's Representative shall direct Bank, as agent under the Frost Bank Agency Account, to invest and reinvest the Pension Plan Joint Account Deposit in (i) direct obligations of or obligations fully guaranteed by the United States of America or any agency or instrumentality thereof which have a maturity date of 90 days or less; and, (ii) money market funds investing primarily in the obligations described in item (i). The parties to this Agreement understand that temporarily uninvested funds may not earn or accrue interest.



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      2. Receipts and  Disbursements  Associated with Pension Plan Joint Account
Deposit. The parties to this Agreement agree as follows:

            (a) Interest accruing on the Pension Plan Joint Account Deposit during the term of this Agreement, net of fees of Frost as agent chargeable under Section 4 hereof, shall be paid to Buyer not less frequently than annually and such interest shall be reportable to Buyer's TIN, being 20-3223488, by way of IRS Form 1099 or other appropriate forms.

            (b) Buyer shall at any time be entitled cause the Company to voluntarily terminate the Plan as a "Standard Termination" in accordance with the Employer Retirement Income Security Act of 1974, as amended ("ERISA"). In such event, Buyer shall cause the Company to take such reasonable and appropriate measures as necessary to obtain a favorable determination by the Internal Revenue Service ("IRS") of the qualified status of the Plan upon its termination ("Determination Letter"); following the issuance by IRS of such Determination Letter, Buyer and Seller's Representative shall (i) cause to be withdrawn from the Frost Bank Agency Account from time to time a portion of Pension Plan Joint Account Deposit, but not in excess of the Deficiency Amount (as hereinafter defined) after considering any previous withdraws from the Pension Plan Joint Account Deposit, to be distributed to the Company, whereupon Buyer shall cause the Company to immediately pay same to the Plan in order for the Plan to meet its obligations to the Plan's participants upon the Plan's termination; and (ii) within sixty (60) days following the final distribution by the Plan of the remaining plan assets to the participants upon Plan termination, cause to be withdrawn from the Frost Bank Agency Account the remaining of the balance of the Pension Plan Joint Account Deposit (if any) one-half to Buyer and one-half to Sellers. As to any portion of the Pension Plan Joint Account Deposit that is distributed to the Company under (i) above that is not, for whatever reason, needed to satisfy the Plan's obligations to its participants upon the Plan's termination, Buyer shall cause the Company to distribute same one-half to Buyer and one-half to Sellers.

            (c) Seller's Representative, at any time after July 30, 2006, shall, upon written notice to Buyer, have the right to request Buyer to cause the Company to voluntarily terminate the Plan as a "Standard Termination" in accordance with ERISA. If Buyer within such sixty (60) day period shall cause the Company to commence voluntarily terminate the Plan as a "Standard Termination" in accordance with ERISA, then the provisions of 2.(b) above shall apply. On the other hand, if Buyer chooses not to commence such termination with sixty (60) days of such written notice by Seller's Representative, Buyer and Seller's Representative shall cause to be withdrawn from the Frost Bank Agency Account the entire Pension Plan Joint Account Deposit then held as a part of the Frost Bank Agency Account one-half to Buyer and one-half to Sellers.

            (d) As used in this Agreement, the term "Deficiency Amount" shall mean the amount reasonably estimated by the Plan's enrolled actuary, which, as of the date of the Determination Letter equals the amount by which: (i) the total amount of the "lump sum" distributions payable to Plan participants in each case who are then currently eligible to elect benefit payment in the form of a lump sum (calculated in accordance with the provisions of the Plan and applicable law), exceeds (ii) the total value of the assets of the Plan attributable to the lump sum distributions payable to such Plan participants.



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            (e) Sellers agree among  themselves  that any portion of the Pension
Plan Joint Account Deposit that is distributed to Sellers shall be so distributed on a pro rata basis according to each Seller's ownership of stock in the Company immediately prior to the Closing (as that term is defined in the Purchase Agreement) relative to the ownership of the other Sellers.

      3. Seller's Representative. Sellers hereby irrevocably appoint Robert P. Judd as "Seller's Representative" for the purpose of and with authority to issue any notice or directive and to exercise all other rights of Sellers with respect to this Pension Plan Joint Account Agreement; with Janet Judd to serve as successor Seller's Representative in the event of Robert P. Judd's death, resignation or inability to serve; and with Robert P. Judd, Jr., to serve as successor Seller's Representative in the event of Janet Judd's death, resignation or inability to serve. The last Seller's Representative serving, where there is no successor Seller's Representative willing or able to serve, may by written instrument appoint a successor Seller's Representative to serve in the event of the death, resignation or inability to serve of the said last Seller's Representative; or if no Seller's Representative is able or willing to appoint such successor, then such successor shall be appointed by the holders of a majority of the stock of the Company immediately prior to the Closing of the Purchase Agreement. All actions taken by Seller's Representative shall be binding upon all Sellers.

      4. Fee. Frost, as agent under the Frost Bank Agency Agreement, shall be entitled to its customary fee charged in similar accounts at the time the services are performed for its services thereunder, same being chargeable first against the income accruing on the Pension Plan Joint Account Deposit, with any excess chargeable against the Pension Plan Joint Account Deposit.

      5. Resignation/Discharge of Agent. In the event during the term of this Agreement, Bank should resign as agent of the parties for the Pension Plan Joint Account Deposit, a successor agent for the Pension Plan Joint Account Deposit shall be jointly selected by Seller's Representative and Buyer. By joint agreement of Buyer and Seller's Representative, Bank may be discharged as agent for the Pension Plan Joint Account Deposit, whereupon a successor agent for the Pension Plan Joint Account Deposit shall be selected by Seller's Representative and Buyer.

      6. Arbitration. Upon written request of either Seller's Representative or Buyer, any controversy or claim between or among the parties hereto shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law) and the Commercial Arbitration Rules of the American Arbitration Association, unless both Seller's Representative and Buyer, in their respective sole discretion, agree in writing to mediate the dispute prior to submitting to binding arbitration. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action. The party that requests arbitration has the burden to initiate the arbitration proceedings pursuant to and by complying with the Commercial Arbitration Rules of the American Arbitration Association and shall pay all associated administrative and filing fees. The arbitration shall be conducted in the City of Fort Worth, Tarrant County, Texas, and administered by the American Arbitration Association.



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      7.   Notices.   All  notices,   requests,   demands,   waivers  and  other
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent by telecopy or telegram and, in any such case, addressed as follows:

         To the Sellers or Seller's Representative:

         c/o Robert P. Judd
         37 Chelsea Drive
         Fort Worth, Texas 76134

         with a copy to:

         Dan Sykes
         Gordon & Sykes, LLP

         1320 S. University Drive, Suite 806
         Fort Worth, TX  76107
         Telephone:  817-338-0724
         dsykes@gordonsykes.com; and

         Kevin D. Kuenzli
         McDonald Sanders P.C.
         777 Main Street, Suite 1300
         Fort Worth, Texas 76102
         Telephone: 817-336-8651
         kkuenzli@mcdonaldlaw.com

         To the Buyer:

         Omaha Holdings Corp.
         Attn: William N. Plamondon, III
         450 Las Olas Blvd., Suite 1100
         Fort Lauderdale, Florida 33301
         Telephone: 954-764-4774
         wnp@riheller.com

         with a copy to:

         Virgil K. Johnson
         Erickson & Sederstrom, P.C.
         10330 Regency Parkway Drive
         Suite 100
         Omaha, NE 68114
         402-390-7104
         vjohn@eslaw.com



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

         Eric Hellige
         Pryor Cashman Sherman & Flynn LLP
         410 Park Avenue, 10th Floor
         New York, New York 10022
         212-421-4100

         Jerre W. Tracy
         2734 Colonial Parkway
         Fort Worth, Texas  76109-1211

         Claude A. Wilson
         259 Creekside Drive
         Florence, Alabama 35630

or, in each case, at such other address as may be specified in writing to the other parties hereto.

      All such notices, requests, demands, waivers and other communications shall be deemed to have been received (a) if by personal delivery, on the day after such delivery, (b) if by certified or registered mail, on the seventh business day after the mailing thereof, (c) if by next-day or overnight mail or delivery, on the day delivered, and (d) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail. Sellers must notify Buyer of their current address within ten (10) days of any change of address. Sellers and Buyer agree that they will timely provide to the other a copy of any notice which they shall send to Escrow Agent hereunder.

      8. Miscellaneous.

      Sellers and Buyer intend for the Pension Plan Joint Account Deposit (i) to be accounted for by the Sellers in accordance with the "installment method" as provided in Section 453 of the Internal Revenue Code of 1986, as amended, for federal income tax purposes and (ii) to be treated as part of an installment sale by the Sellers with none of the amounts of the Pension Plan Joint Account Deposit being treated as a "payment" to the Sellers until the conditions for the disbursement of funds hereunder to the Sellers have been satisfied and an actual disbursement of funds hereunder to the Sellers has been made and then only in the amount of such disbursement received by the Sellers. Notwithstanding anything herein to the contrary, Buyer makes no representations, warranties, covenants or guarantees that the amounts set aside to the Pension Plan Joint Account Deposit and any future payment to the Sellers therefrom, qualify as an "installment method" under Section 453 of the Internal Revenue Code of 1986, as amended, for federal (or state) income tax purposes.

      This Agreement shall be deemed to be made under the laws of the State of Texas without giving effect to the conflict of laws rules thereof, and for all purposes shall be construed in accordance with said laws.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.



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      This  Agreement  may be  executed in several  counterparts,  each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

      Section  headings   contained  in  this  Agreement  are  for  purposes  of
convenience only and shall not affect the meaning or interpretation of this Agreement.

      This Agreement may be modified only by a written amendment signed by Sellers and Buyer, and no waiver of any provision hereof shall be effective unless expressed in writing and signed by the party to be charged.

      The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy shall not preclude or inhibit the subsequent exercise of such right or remedy.

      This Agreement shall terminate after the disposition of all of the funds deposited hereunder in accordance with the terms of this Agreement.

      This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

      This Agreement constitutes the entire agreement between the parties as to the Pension Plan Joint Account Deposit transactions contemplated hereby and supersedes all prior discussions, understandings or agreements. It may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                                      [Signatures on following page]


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This Pension Plan Joint Account Agreement is dated as of ______________, 2005.

OMAHA HOLDINGS CORP.

By: __________________________

Name:________________________

Title:_________________________          _____________________________          _____________________________
                                         Janet Howard Judd                      Robert P. Judd, Jr.



____________________________________     _____________________________          _____________________________
Janet Howard Judd, Successor Trustee     Robert P. Judd                         Haley Wilson Gray
of Trust Agreement dated August 20,
1956

____________________________________     _____________________________          _____________________________
Janet Judd Trust, Janet H. Judd,         Claude Alan Wilson                     David Alan Wilson
Trustee.


____________________________________     _____________________________          _____________________________
Bradley Wilson Tracy                     Claude A. Wilson as Trustee of the     Jerre W. Tracy.
                                         Wilson Family Trust for the benefit
                                         of Claude A. Wilson

____________________________________     _____________________________          _____________________________
Robert L. Lindsey                        Jennifer Diann Tracy                   Jerre W. Tracy, as Trustee of the
                                                                                Wilson Family Trust, fbo Jerre W.
                                                                                Tracy

____________________________________     _____________________________          _____________________________
Lorraine Velte Wilson                    Mary R. Janezic                        Michelle W. Cyrus



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

                                   EXHIBIT "A"

                                     SELLERS

Robert L. Lindsey

Claude Alan Wilson

Claude A. Wilson as Trustee of the Wilson
Family Trust for the Benefit of Claude A. Wilson

Lorraine Velte Wilson

Robert P. Judd, Jr.

Janet Howard Judd

Janet Howard Judd, Successor Trustee of Trust
Agreement dated August 20, 1956

Janet Judd Trust, Janet H. Judd, Trustee

Robert P. Judd

David Alan Wilson

Bradley Wilson Tracy

Jennifer Diann Tracy

Jerre W. Tracy

Jerre W Tracy, as Trustee of the Wilson
Family Trust, fbo Jerre W. Tracy

Haley Wilson Gray

Mary R. Janezic

Michelle W. Cyrus

                                   EXHIBIT "B"

                            FORM OF AGENCY AGREEMENT

                                [to be attached]




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